UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10680 Treena St., Suite 600
San Diego, CA 92131
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                     ☐

Item 1.01     Entry into a Material Definitive Agreement.

On February 27, 2019, Kratos Defense & Security Solutions, Inc. (“we”, “Kratos” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Shirley Brostmeyer, an individual, Joseph Brostmeyer, an individual, The Shirley C. Brostmeyer Revocable Trust, u/a/d August 25, 2002, as amended and restated August 13, 2014, a Florida revocable trust (“SB Trust”), The Shirley Brostmeyer 2018 Family Trust, u/a/d December 17, 2018, a Florida irrevocable trust (“2018 SB Trust”), The Joseph D. Brostmeyer Revocable Trust, u/a/d August 25, 2002, as amended and restated August 13, 2014, a Florida revocable trust (“JB Trust”), The Joseph D. Brostmeyer 2018 Irrevocable Trust, u/a/d December 17, 2018, a Florida irrevocable trust (“2018 JB Trust” and, together with SB Trust, 2018 SB Trust and JB Trust, each a “Seller” and, collectively, the “Sellers”), and Joseph Brostmeyer, as the Sellers Representative.
Pursuant to the terms of the Purchase Agreement, on February 27, 2019 (the “Closing Date”), we acquired from the Sellers 80.1% of the issued and outstanding shares of capital stock of Florida Turbine Technologies Inc., a Florida corporation (“FTT”), and 80.1% of the membership interests in FTT CORE, LLC, a Delaware limited liability company (“FTT Core” and, together with FTT and their respective subsidiaries, the “Acquired Companies”), for an aggregate purchase price of $60 million, a portion of which was paid to the holders of minority interests in certain of the Acquired Companies. The purchase price was $33 million in cash, subject to adjustments for transaction expenses incurred by the Acquired Companies, indebtedness of the Acquired Companies, cash on hand of the Acquired Companies, certain amounts payable or potentially payable to employees of the Acquired Companies and post-closing working capital adjustments, and 1,825,406 shares of our common stock (with a value of approximately $27 million).
The number of shares of our common stock (the “Shares”) issued to the holders of capital stock of FTT and membership interests of FTT Core (collectively, the “FTT Shareholders”) was based on the volume weighted average sale price per share of the our common stock on the NASDAQ Global Select Market as reported by Bloomberg Financial Markets, over the trailing 60-day period ending on February 25, 2019. Following the closing of the acquisition and issuance of the Shares, the FTT Shareholders will have certain registration rights with respect to the Shares.
Upon completion of the acquisition, we withheld an aggregate of $6 million from the cash portion of the purchase price, to be delivered to an escrow agent, which will be held as collateral and security for the rights of certain indemnified parties, including in connection with post-closing working capital adjustments.
Simultaneously with the execution of the Purchase Agreement and completion of the acquisition, the Company, FTT, FTT Core and the Sellers entered into an exchange agreement (the “Exchange Agreement”) pursuant to which, among other things, (i) FTT Core will be converted into a Delaware corporation, (ii) beginning in January 2024, the Holders will have an annual right (the “Put Right”) to sell all of the minority interests in FTT Inc. and FTT Core (the “Minority Interests”) to the Company at a purchase price based on an assumed enterprise value of 12 times the trailing 12 months EBITDA of the Acquired Companies, subject to adjustment as set forth in the Exchange Agreement (the “Minority Interest Purchase Price”) (provided, however, that following certain events, including a change of control, the Put Right will be accelerated and the Minority Interest Purchase Price will be increased to 14 times the trailing 12 months EBITDA of the Acquired Companies), and (iii) beginning in January 2025, the Company will have an annual right to purchase all of the Minority Interests from the Holders at the Minority Interest Purchase Price.
Kratos and the Sellers have made customary representations, warranties, and covenants in the Purchase Agreement, including, among other things, regarding (i) the operation of the Acquired Companies’ business prior to the closing, and (ii) Kratos’ obligations to maintain certain employee benefits for employees of the Acquired Companies and to provide indemnification insurance for the Acquired Companies’ directors, managers and officers. The Purchase Agreement also provides for indemnification of the Sellers and Kratos, under certain circumstances.
The foregoing description of the Purchase Agreement and the Exchange Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the Exchange Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Item 3.02    Unregistered Sale of Equity Securities.

The disclosures made in response to Item 1.01 above are incorporated herein by reference.

The issuance of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01    Other Events.

On February 28, 2019, the Company issued a press release announcing the acquisition of the Acquired Companies, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.
	99.1	Press release dated February 28, 2019.

Forward-Looking Statements
Certain statements in this Current Report on Form 8-K and in the press release attached hereto may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to the timing and amount of anticipated payments to be made pursuant to the Purchase Agreement and the Exchange Agreement and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and the Acquired Companies and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and neither the Company nor the Acquired Companies undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.
Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of the Company and the Acquired Companies; potential adverse reactions or changes to business relationships resulting from the announcement and completion of the proposed acquisition of the Acquired Companies; unexpected costs, charges or expenses resulting from the proposed acquisition of the

Acquired Companies; litigation or adverse judgments relating to the proposed acquisition of the Acquired Companies; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 28, 2018, under the heading “Item 1A-Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.
Date: February 28, 2019
	By:	/s/ Deanna H. Lund
	Name:	Deanna H. Lund
	Title:	Executive Vice President and Chief Financial Officer